EXHIBIT 10 (r) (ii)

AMENDMENT SECTION 6.3(d) OF EXECUTIVE STOCK BONUS PLAN

(d) CASH IN LIEU OF STOCK

     If any fractional shares or securities would be issuable to a Participant in respect of Stock Units, in lieu thereof such fractional shares or securities shall be payable in cash based upon the Fair Market Value of such shares or securities on the Mandatory Distribution Date or Voluntary Distribution Date, as the case may be, or in the case of a distribution pursuant to Section 6.3(c), on the date of determination as provided for therein.